Exhibit (b)(2)

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (this “Agreement”) is entered into as of April 15, 2008 by and between TRACINDA CORPORATION, a Nevada corporation (the “Borrower”) and BANK OF AMERICA, N.A. (the “Lender”).

RECITALS

A. Pursuant to a letter agreement dated as of April 15, 2008 between the Borrower and the Lender (as amended, restated or supplemented or otherwise modified from time to time, the “Letter Agreement”), the Lender has agreed to extend credit facilities to the Borrower in the aggregate principal amount of $500,000,000 on the terms and conditions set forth therein. Unless otherwise defined herein, capitalized terms used herein are used with the same defined meanings given in the Letter Agreement.

B. Concurrently herewith, the Borrower has delivered certain shares of equity securities of certain publicly traded United States domestic corporations to the Lender (the “Initial Pledged Collateral”). The Initial Pledged Collateral consists of uncertificated securities which have been placed in account number 207-01711 (the “Account”) with Banc of America Securities LLC (“BAS”) in respect of which the parties hereto have entered into a control agreement with BAS.

C. From time to time the Borrower may hereafter deliver additional securities to the Account, each of which will also be Pledged Collateral hereunder, provided that the shares delivered on the date hereof pursuant to the Custody Agreement will not be deemed Pledged Collateral unless specifically agreed to in writing following the date of this Agreement.

D. The parties hereto desire that the Borrower pledge all of the Pledged Collateral to the Lender to secure the Obligations all under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, to induce the Lender to extend credit to the Borrower under the Letter Agreement, the Borrower and the Lender hereby agree as follows:

1.    Definitions. Terms defined in the Letter Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Letter Agreement as though set forth herein in full. In addition, the following terms shall have the meanings respectively set forth after each:

“Certificates” means all certificates, instruments or other documents representing securities or other property now or hereafter delivered to the Lender.

“Issuers” means the issuers of, or obligors on, any Pledged Collateral.

2.    Creation of Security Interest.

2.1    Pledge of Pledged Collateral. The Borrower hereby pledges, and grants to the Lender a security interest in and to the following (the “Pledged Collateral”):

(a) the Initial Pledged Collateral;

(b) any securities or other property which is hereafter deposited or credited to the Account;

(c) any securities evidenced by Certificates which are hereafter delivered to the Lender, provided that none of the securities in the possession of the Lender on the date hereof pursuant to the Custody Agreement shall be deemed to be subject to the pledge created by this Agreement except to the extent otherwise hereafter agreed by the parties hereto in writing;

(d) any and all securities now or hereafter issued in substitution, exchange or replacement of any of the foregoing, or with respect to any of the foregoing;

(e) any and all rights, options to purchase, sell or convert any of the foregoing; and any warrants, options, puts, calls, rights, preferences, privileges or other rights to subscribe to or acquire any of the foregoing;, and

(f) any and all proceeds and products of any of the foregoing, and any and all collections, dividends (whether in cash, stock or otherwise), distributions, redemption payments, liquidation payments, interest or premiums with respect to any of the foregoing.

The security interest and pledge created by this Section 2.1 shall continue in effect so long as any Obligation is owed to the Lender. In the event of any assignment of the interests of Bank of America, N.A. under the Letter Agreement is hereafter made to other or additional Lenders, then Bank of America will continue to hold all Pledged Collateral as collateral agent and bailee for all of the Lenders.

2.2    Delivery of Certain Pledged Collateral. The Borrower shall cause to be pledged and delivered to the Lender all Certificates and all documentary evidence of any collateral therefor along with certificates evidencing the Pledged Collateral. The Borrower shall, upon obtaining any additional physical shares of Pledged Collateral, promptly deliver to the Lender any and all Certificates representing or evidencing the same. All Certificates pledged hereunder at any time shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall hold all Certificates pledged hereunder unless and until released in accordance with Section 2.3.

2.3    Release of Pledged Collateral. Pledged Collateral that are required to be released from the pledge and security interest created by this Agreement pursuant to the Letter Agreement shall be so released by the Lender promptly following the Lender’s receipt of written request therefor by the Borrower specifying the basis for which release is requested and such further certificates or other documents as the Lender reasonably shall request in its discretion to confirm that such release is permitted by the Letter Agreement and to confirm the Lender’s replacement lien, if any, on appropriate collateral.

3.     Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of the Borrower now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations after the filing of any petition or pleading against the Borrower or any other Person for a proceeding under any bankruptcy or debtor relief law.

4.    Representations and Warranties.

4.1    Incorporation of Terms. This Agreement is the Pledge Agreement referred to in the Letter Agreement and is one of the Loan Documents referred to in the Letter Agreement. All provisions contained in the Letter Agreement that are specifically stated to be applicable to the Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

4.2    Representations and Warranties of the Borrower. The Borrower represents, warrants and agrees that: (i) to the best of its knowledge the Pledged Collateral is duly and validly issued, fully paid and nonassessable and duly and validly pledged to the Lender in accordance with law, and the Borrower agrees to defend the Lender’s right, title and interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever; (ii) it has good title to all of the Pledged Collateral, free and clear of all claims, security interests, mortgages, pledges, liens and other encumbrances of every nature whatsoever except to or in favor of the Lender and that it has the right to pledge the Pledged Collateral as herein provided; (iii) each Certificate, if any, is issued in the name of Borrower; (iv) each Certificate, if any, has attached thereto a stock power duly signed in blank by an appropriate officer of Borrower; (v) the security interest in the Pledged Collateral created hereby constitutes a first, prior, and indefeasible security interest with respect to such collateral; and (vii) the possession by the Lender of the Certificates representing the Pledged Collateral will perfect the Lender’s interest therein.

5.    Further Assurances. The Borrower agrees that at any time, and from time to time, at its own expense the Borrower will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, requesting any Issuer, to so execute, deliver, file or take other actions, that may be necessary or desirable, or that the Lender reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable the Lender to exercise and enforce the Lender’s rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. The Borrower hereby consents and agrees that the Issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Lender to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Borrower or any other Person to such Issuers or such obligors or to any such registrar or transfer agent or trustee.

6.    Voting Rights; Dividends; etc. So long as no Event of Default under the Letter Agreement occurs and remains continuing:

6.1    Voting Rights. The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Letter Agreement, or the other Loan Documents; provided, however, that the Borrower shall not exercise, or shall refrain from exercising, any such right if it would result in a Default or an Event of Default.

6.2    Dividend and Distribution Rights. The Borrower shall be entitled to receive and to retain and use only those dividends or distributions paid to the Borrower with respect to the Pledged Collateral as permitted under the terms of the Letter Agreement; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Lender, be segregated from the other property of the Borrower, and forthwith be delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).

7.     Rights During Event of Default. When an Event of Default has occurred and is continuing:

7.1    Voting, Dividend, and Distribution Rights. At the option of the Lender, all rights of the Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6.2 above, shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. The Lender shall give notice thereof to the Borrower; provided, however, that (i) neither the giving of such notice nor the receipt thereof by the Borrower shall be a condition to exercise of any rights of the Lender hereunder, and (ii) the Lender shall incur no liability for failing to give such notice.

7.2    Dividends and Distributions Held in Trust. All dividends and other distributions which are received by the Borrower contrary to the provisions of the Letter Agreement or this Agreement shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower, and forthwith shall be paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).

7.3    Irrevocable Proxy. The Borrower hereby revokes all previous proxies with regard to the Pledged Collateral and appoints the Lender as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Collateral, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if the Borrower had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Letter Agreement, and that the Lender shall have instructed the proxyholder to exercise voting rights with respect to the Pledged Collateral or any of them. The Borrower hereby authorizes the Lender to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all Obligations have been paid and performed in full and the Commitment has been terminated in full.

8.    Transfers and Other Liens. The Borrower agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, provided that Borrower shall be entitled to direct the investment and reinvestment of any securities or other funds contained in the Account (but may not withdraw the same or any distributions or dividends payable in respect of such securities from the Account), (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens in favor of the Lender, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

9.    Lender May Perform Obligations: If the Borrower fails to perform any Obligation contained herein, the Lender may, but without any obligation to do so and without notice to or demand upon the Borrower, perform the same and take such other action as the Lender may deem necessary or desirable to protect the Pledged Collateral or the Lender’s security interests therein, the Lender being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of the Lender appears to be prior or superior to the Lender’s security interests, and in exercising any such powers and authority to pay necessary expense, employ counsel and pay reasonable attorneys’ fees. The Borrower hereby agrees to repay immediately upon demand all sums so expended by the Lender, together with interest from the date of expenditure at the rates provided for in the Letter Agreement. The Lender shall not be under any duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of the Borrower’s rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, whether or not an Event of Default has occurred or is continuing, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of the Borrower or any other Person having any interest therein; and the Lender does not assume and shall not be obligated to perform the obligations of the Borrower, if any, with respect to the Pledged Collateral.

10.    Reasonable Care. The Lender shall in all events (and without restriction on the limitations on liability of the Lender contained herein) be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

11.    Events of Default and Remedies.

11.1    Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Letter Agreement, the Borrower shall be in default hereunder and the Lender shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Lender may have under this Agreement and under applicable law or in equity, all rights and remedies of a Lender under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to the Borrower:

(a) to notify any Issuer of or obligors on any Pledged Collateral, that the same has been pledged to the Lender and that all dividends and other payments thereon are to be made directly and exclusively to the Lender; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to the Lender, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if the Lender were the owner thereof;

(b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in the Lender’s name or in the name of the Borrower, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

(c) in accordance with applicable law, to take possession of and operate or control the Pledged Collateral with or without judicial process;

(d) to endorse, in the name of the Borrower, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

(e) to transfer any or all of the Pledged Collateral into the name of the Lender or its nominee or nominees; and

(f) in accordance with applicable law, to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to the Lender; all at the sole option of and in the sole discretion of the Lender.

11.2    Appointment of a Receiver. Upon the occurrence and during the continuance of an Event of Default, the Lender also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court (and the Borrower hereby expressly consents upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and without regard to the adequacy of an security for the Obligations, to take possession of the Pledged Collateral or any part thereof and to exercise the proxy granted to the Lender under Section 7.3. Taking possession of the Pledged Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

11.3    Notice of Sale. The Lender shall give the Borrower at least five (5) days’ written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as the Lender may determine in the exercise of its sole and absolute discretion. The Lender may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of the Lender or any nominee of the Lender the whole or any part of the Pledged Collateral. The Lender shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Lender may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

11.4    Public Sales. (a) In the event the Lender is permitted to sell any of the Pledged Collateral pursuant to Section 11.1, upon the written request of the Lender, the Borrower:

(i) unless in the opinion of counsel for the Lender such registration is not required, will use its best efforts to cause to become effective under the Securities Act of 1933, as amended and as from time to time in effect and the rules and regulations thereunder (the “Securities Act”), a registration statement or statements relating to any or all of the Pledged Collateral and will use its best efforts to keep effective each such registration and cause to be filed such post-effective amendment or amendments to each such registration statement (including any amended or supplemented prospectuses required by the Securities Act) as may be appropriate to permit the sale or other disposition of any of the Pledged Collateral pursuant to this Agreement at such time and on such terms as the Lender may determine;

(ii) will use best efforts to cause to be furnished to the Lender, such number of copies as the Lender may reasonably request of each preliminary prospectus and prospectus, will promptly notify the Lender of the happening of any event as a result of which any then effective prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of then existing circumstances and will use best efforts to cause the Lender to be furnished with such number of copies as the Lender may reasonably request of each such supplement to or amendment of such prospectus as is necessary to eliminate such untrue statement or supply such omission;

(iii) will use best efforts to cause each Issuer to and will itself to the extent permitted by law, indemnify, defend and hold harmless the Lender from and against all losses, liabilities, expenses or claims (including legal expenses and the reasonable costs of investigation) which the Lender may incur, under the Securities Act or otherwise, insofar as such losses, liabilities, expenses or claims arise out of or are based upon any alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto) or in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or arise out of or are based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except to the extent that any such losses, liabilities, expenses or claims arise solely out of or are based upon any such alleged untrue statement made or such alleged omission to state a material fact with respect to information furnished by the Lender and included in any such document on the written authority of the Lender;

(iv) will use its best efforts to have qualified, filed or registered any of the Pledged Collateral under the “Blue Sky” or other securities laws of such jurisdictions as may be reasonably requested by the Lender and will use best efforts to cause to be kept effective all such qualifications, filings and registrations;

(v) will, if the offering pursuant to any registration statement is, at the written request of the Lender, to be made through underwriters, itself, if requested by such underwriters, enter, and use best efforts to cause the Issuer to enter, into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, its officers and directors and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the Lender;

(vi) will provide (if available) at its expense, provided such insurance is available at commercially reasonable rates, a policy or policies of insurance, from such insurer or insurers satisfactory to the Lender, in substance indemnifying and holding harmless to the extent of 100% of the contemplated aggregate public offering price of the Pledged Collateral, the Lender, each underwriter who may be participating in such sale, and each other person referred to as being insured under such policy or policies, from and against any and all losses, liabilities, claims, damages and expenses, joint or several, to which any of the assured may become subject under the Securities Act, or any other statute or common law, arising out of or based on the ground that any preliminary prospectus, prospectus or registration statement relating to such sale includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) will use best efforts to take or cause to be taken all requisite action in connection with any declaration of, registration with, or approval of any other governmental official or authority (in addition to that provided for above) before such Pledged Collateral may be transferred or sold by the Lender;

(viii) will use best efforts to cause the Lender to be kept advised in writing as to the progress of each registration, qualification or compliance pursuant to clauses (i), (iv) or (vii) above and as to the completion thereof;

(ix) will do any and all other acts and things which may be reasonably necessary or advisable to enable the Lender to consummate any proposed sale or other disposition of any of the Pledged Collateral pursuant to this Agreement; and

(x) will bear all costs and expenses of carrying out its obligations hereunder. The Borrower agrees that promptly upon the written request of the Lender it will use its best efforts to cause to be withdrawn from registration or, if the registration statement has been declared effective, to be deregistered, any of the Pledged Collateral the Lender requests be withdrawn or deregistered.

(b) The Borrower agrees that the Lender shall have the right, at any time when in the Lender’s sole and exclusive judgment exercised in good faith, the Lender is, or might be deemed to be, a controlling person of the Issuer (i) to participate in the preparation of such registration statement and to require the insertion therein of material which in its judgment, as aforesaid, should be included; (ii) at the Borrower’s expense, to retain counsel and/or independent public accountants to assist it in such participation; and (iii) at the Borrower’s expense, to receive an opinion or opinions of counsel and a letter or letters from independent public accountants, addressed to the Lender, to the same effect as any such opinion and letter delivered to the Borrower, the Issuer or any underwriter in connection with such registration and sale. If any such registration statement refers to the Lender by name or otherwise, then, the Lender shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to it, to the effect that its relationship to the Borrower or the Issuer is not to be construed as a recommendation by the Lender of the investment quality of the Issuer’s securities covered thereby and does not imply that it will assist in meeting any future financial requirements of the Borrower or the Issuer, or (B) in the event that such reference to it by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to it.

(c) The Borrower agrees that it will give the Lender prompt written notification of (i) the filing of any registration statement pursuant to Section 12 of the 1934 Act (a “1934 Act Registration Statement”) relating to any class of equity securities of any Issuer, and (ii) the effectiveness of such Registration Statement and the number of shares of such class of equity securities outstanding at the time such Registration Statement becomes effective, in order that the Lender may be in a position to file any required statements under the 1934 Act or the Securities Act. The Borrower further agrees that it will (A) at its expense, upon the Lender’s written request, use best efforts to cause the Issuer to file a 1934 Act Registration Statement relating to any class of equity securities of the Issuer then held by the Lender; (B) use best efforts to cause the Issuer to file all reports required by Section 13 of the 1934 Act within the time periods specified therein or any extension thereof granted by the Securities and Exchange Commission pursuant to Rule 12b-25 or any other comparable rule under the 1934 Act; and

(C) use best efforts to cause the Issuer to furnish to the Lender any information which the Lender may reasonably required for the purpose of completing Form 144, or any other comparable form, in connection with any proposed sale by the Lender pursuant to Rule 144 under the Securities Act, as then in effect, or any other comparable rule, of any of the Pledged Collateral.

(d) In the event that any action required to be taken by the Borrower under Subsection 11.4(a)(i), (ii), (iv), (vi), (vii) or (viii), or under Subsection 11.4(b)(i), (ii) or (iii) or under Subsection 11.4(c) involves the incurring of costs and expenses by any Issuer, it is understood and agreed that the Borrower shall not be required to take such action unless it shall have available to it funds in amounts sufficient to reimburse the Issuer for such costs and expenses to be incurred by the Issuer. Funds shall be deemed available to the Borrower for the foregoing purposes if the Lender is willing to advance funds to the Borrower for such purposes on substantially the same terms and conditions as the Loans provided under the Letter Agreement; provided, however, the provisions of this paragraph shall not in any way constitute a commitment on the part of the Lender to provide such funds.

11.5    Private Sales. (a) Whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, the Lender may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in any manner which complies with applicable law.

(b) Without limiting the generality of the foregoing, in any such event the Lender, in its sole and absolute discretion:

(i) may proceed to make such private sale notwithstanding that a registration statement for the purposes of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act;

(ii) may approach and negotiate with a restricted number of potential purchasers to effect such sale; and

(iii) may restrict such sale to purchasers as to their number, nature of business and investment intention including, without limitation, to purchasers each of whom will represent and agree to the satisfaction of the Lender that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or any part thereof, it being understood that the Lender may require the Borrower, and the Borrower hereby agrees upon the written request of the Lender, to cause: (A) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; (B) the issuance of stop transfer instructions to the Issuer’s transfer agent, if any, with respect to the Pledged Collateral, or, if the Issuer transfers its own securities, a notation in the appropriate records of the Issuer; (C) to be obtained from the purchasers a signed written agreement that the Pledged Collateral will not be sold without registration or other compliance with the requirements of the Securities Act; and (D) to be delivered to the purchasers a signed written agreement of the Borrower and the Issuer that such purchasers shall be entitled to the rights of the Lender pursuant to this Section 11.

(c) In the event of any such sale, the Borrower does hereby consent and agree that the Lender shall not incur any responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Lender, in its sole and absolute discretion, may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid. In such event, (A) the sale shall be deemed to be commercially reasonable in all respects, (B) the Borrower shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) the Lender shall not incur any liability or responsibility to the Borrower in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Borrower recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by the Lender of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

11.6    Title of Purchasers. Upon consummation of any sale of Pledged Collateral pursuant to this Section 11, the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Lender shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Lender, and any Pledged Collateral so sold may be retained by the Lender until the sale price is paid in full by the purchaser or purchasers thereof. The Lender shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

11.7    Disposition of Proceeds of Sale. The cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Letter Agreement or other Loan Documents; and, third, to all other indebtedness secured hereby in such order and manner as the Lender in its sole and absolute discretion may determine.

12.    Rights Cumulative. The rights, powers and remedies provided herein in favor of the Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Lender existing at law or in equity including, without limitation, all of the rights, powers and remedies available to a bank under the provisions of the Uniform Commercial Code as adopted in any appropriate jurisdiction. The Borrower shall indemnify and save harmless the Lender from and against any liability or damage which it may incur in the exercise and performance of any of its rights, powers and remedies set forth herein.

13.    No Waiver, Etc. No delay on the part of the Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Lender and the Borrower.

14.    Obligations Absolute. The obligations of the Borrower hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Borrower or the Issuer; (b) any exercise or non-exercise, or any waiver, by the Lender of any rights, remedy, power or privilege under or in respect of the Obligations, the Letter Agreement or any note, or any security for any of the Obligations (other than this Agreement); or (c) any amendment to or modification of the Obligations, the Letter Agreement or any note or any security for any of the Obligations (other than this Agreement); whether or not the Borrower shall have notice or knowledge of any of the foregoing.

15.    Release of Collateral. After the payment in full of all of the Obligations, the Lender shall promptly return to the Borrower all of the Pledged Collateral and all other property and cash which have not been used or applied toward the payment in full of the Obligations.

16.    Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

17.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.    Subscription Rights. The Lender shall not be under any obligation to exercise or to give the Borrower notice of any subscription rights or privileges, any rights to exchange, convert or redeem or any other rights or privileges relating to any of the Pledged Collateral.

19.    Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and thereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“Borrower”

TRACINDA CORPORATION

By:	/S/ ANTHONY MANDEKIC
Name:	Anthony Mandekic
Title:	Secretary-Treasurer

“Lender”

BANK OF AMERICA, N.A.

By:	/S/ BRIAN D. CORUM
Name:	Brian D. Corum
Title:	Senior Vice President